Exhibit (j)

Deloitte & Touche LLP
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Suite 1400
San Francisco, CA 94105
USA

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www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 31 to Registration Statement No. 033-36065 on Form N-1A (the “Registration Statement”) of our report dated February 3, 2014, relating to the financial statements and financial highlights of the Parnassus Income Funds, comprised of Parnassus Equity Income Fund and Parnassus Fixed-Income Fund, appearing in the Annual Report on Form N-CSR of the Parnassus Income Funds for the year ended December 31, 2013, and to the reference to us under the headings “Financial Highlights,” “General Information” and “Independent Registered Public Accounting Firm” in the Prospectus and under the heading “General” in the Statement of Additional Information, which is part of such Registration Statement.

San Francisco, California

April 18, 2014

Member of

Deloitte Touche Tohmatsu Limited